UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Key Technology, Inc. is filing this amendment to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on November 4, 2004. This Form 8-K/A is being filed solely for the purpose of correcting certain clerical errors in Exhibit 99.1 furnished pursuant to Item 9.01(c): Press Release of Key Technology, Inc. dated November 4, 2004. In the Statement of Selected Operating Information table in the press release, net earnings per common share - basic and diluted, were reversed and the weighted average common and common equivalent shares outstanding - diluted for the year ended September 30, 2003 was misstated. The corrected information is set forth in Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Current Report is being furnished and shall not be deemed “Filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On November 4, 2004, Key Technology, Inc., the Registrant, issued a press release announcing its financial results for its fourth fiscal quarter and year ended September 30, 2004. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

  The following exhibit is furnished with this report on Form 8-K:

  99.1    Press release of Key Technology, Inc. dated November 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

Date: November 10, 2004	By:	/s/ PHYLLIS BEST

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Key Technology, Inc. dated November 4, 2004